UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 323 421-5980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consent and First Amendment to the ABL Credit Agreement

On January 22, 2025, V Opco, LLC (the “Borrower”), a wholly owned indirect subsidiary of Vince Holding Corp. (the “Company”), entered into that certain First Amendment (the “First Amendment”) to that certain Credit Agreement (the “ABL Credit Agreement,” the ABL Credit Agreement as amended by the First Amendment, the “Amended ABL Credit Agreement,” and the credit facility pursuant to the Amended ABL Credit Agreement, the “ABL Credit Facility”), dated as of June 23, 2023, by and among the Borrower, the guarantors named therein, Bank of America, N.A. (“BofA”), as Agent, the other lenders from time to time party thereto, and BofA Securities, Inc., as sole lead arranger and sole bookrunner. The ABL Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2023 and is incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended ABL Credit Agreement.

The First Amendment amends the ABL Credit Agreement to, among other things, (a) consent to the P-180 Acquisition (as defined below); (b) provide that, until the first Adjustment Date following January 22, 2026, the applicable margin will be 2.50% with respect to SOFR Term Loans and SOFR Daily Floating Rate Loans and 1.50% with respect to Base Rate Loans; (c) until January 22, 2026, eliminate the ability to make certain Restricted Payments and, during the period from January 22, 2026 through July 21, 2026, require compliance with a pro forma Consolidated Fixed Charge Coverage Ratio equal to or greater than 1.0 to 1.0; and (d) until January 24, 2026, modify the thresholds applicable for the Agent’s rights to conduct field exams and inventory appraisals to Excess Availability being less than the greater of 25% of Loan Cap and $18.75 million and, following January 24, 2026, such thresholds shall revert back to Excess Availability being less than the greater of 20% of Loan Cap and $15 million.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Fifth Amendment to the Sun Credit Agreement

Simultaneously with the entry into the First Amendment, on January 22, 2025, the Borrower entered into the Fifth Amendment (the “Sun Fifth Amendment”) to that certain Credit Agreement (the “Sun Credit Agreement,” and as amended by the Sun Fifth Amendment, the “Sun Amended Credit Agreement”), by and among the Borrower, the guarantors named therein, and SK Financial Services, LLC, as administrative and collateral agent. The Sun Fifth Amendment amends the Sun Credit Agreement to, among other things, consent to the P-180 Acquisition.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Sun Debt Paydown and Debt Forgiveness

On January 22, 2025, in connection with the P-180 Acquisition, the Borrower paid $15 million to SK Financial Services, LLC with the proceeds from additional borrowings under the ABL Credit Facility as repayment of $20 million in outstanding principal amount (including accrued and unpaid payment-in-kind interest that had been added to the outstanding principal amount thereof) of the loans outstanding under the Sun Amended Credit Agreement (such pay-down transaction, the “Sun Debt Paydown”).

Following the Sun Debt Paydown and in connection with the P-180 Acquisition, P-180 Vince Acquisition Co. (“P-180”) acquired and assumed from SK Financial Services LLC approximately $7 million of the remaining outstanding balance owed by the Company under the Sun Amended Credit Agreement. Immediately thereafter, P-180 agreed to forgive and cancel such $7 million (the “P-180 Debt Forgiveness”) such that thereafter there remained outstanding an aggregate of $7.5 million under the Sun Amended Credit Agreement, which will continue to accrue interest in accordance with, and otherwise be subject to the terms and conditions set forth in, the Sun Amended Credit Agreement. SK Financial Services, LLC is an affiliate of Sun Capital Partners, Inc. (“Sun Capital”), whose affiliates owned approximately 67% of the Company’s outstanding common stock prior to the P-180 Acquisition. Immediately following the Sun Debt Paydown, the P-180 Debt Forgiveness, and the P-180 Acquisition, affiliates of Sun Capital continued to own approximately 10% of the Company’s outstanding common stock.

The foregoing description of the P-180 Debt Forgiveness is qualified in its entirety by reference to the full text of the Debt Forgiveness and Expense Reimbursement Letter (the “P-180 Letter”), dated as of January 22, 2025, by and between the Company and P-180, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Expense Reimbursement by P-180

Pursuant to the P-180 Letter, P-180 and its parent company, P-180, Inc., agreed to reimburse the Company for its fees and expenses associated with the transactions relating to the P-180 Acquisition, including the BofA consent fee described above related to the First Amendment and the Company’s legal fees and expenses related to the foregoing transactions.

The foregoing description is qualified in its entirety by reference to the full text of the P-180 Letter, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreements” is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry into a Material Definitive Agreements” is incorporated into this Item 2.03 by reference.

Item 5.01 Changes in Control of Registrant.

On January 22, 2025, P-180 purchased 8,481,318 shares of common stock of the Company, which constitutes approximately 65% of the Company’s outstanding common stock, from affiliates of Sun Capital in a privately negotiated stock purchase transaction (the “P-180 Acquisition”) for approximately $19.8M in cash. 1,262,923 of these purchased shares were held back at the closing by the affiliates of Sun Capital and all or a portion of such shares will be transferred to P-180 in the event the remaining outstanding obligations under the Sun Amended Credit Agreement are purchased by P-180 (or any of its affiliates or designees) from SK Financial Services, or otherwise repaid in full, prior to September 22, 2025. P-180 will forfeit its right to, and such affiliates of Sun Capital will be entitled to retain, a portion of such held back shares if such purchase or repayment occurs after January 24, 2025, and P-180 will forfeit its right to all held back shares if such purchase or repayment does not occur on or prior to September 22, 2025. The affiliates of Sun Capital have agreed to various voting, transfer and other restrictions on the held back shares. P-180, Inc. funded the P-180 Acquisition with available funds from the issuance of equity and convertible notes to its investors.

The information set forth under Item 1.01 “Entry into Material Definitive Agreements” is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(d)

On January 22, 2025, in connection with, and effective immediately following, the P-180 Acquisition, Matthew Garff resigned from the Company’s Board of Directors (the “Board”), including all committees thereof on which he served.

On January 22, 2025, the Company announced that Brendan Hoffman, co-founder and co-CEO of P-180, Inc., age 56, is expected to be appointed as the Company’s Chief Executive Officer effective on or around February 3, 2025, subject to mutual agreement on the terms of his employment. On January 22, 2025, the Company also announced that David Stefko, a member of the Board currently serving as the Company’s Interim Chief Executive Officer, will step down as Interim Chief Executive Officer at that time. Mr. Stefko is expected to continue to serve on the Board. The terms of Mr. Hoffman’s employment have not yet been finalized. As a result, the Company will file an amendment to this Current Report on Form 8-K to disclose such terms within four business days of the date that they are finalized.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2025, the Board approved an amendment and restatement of the Company’s bylaws (the “Second Amended and Restated Bylaws”) to provide P-180, following the P-180 Acquisition, with the right to designate (i) a majority of the directors of the Board, (ii) the Chairman of the Board, and (iii) the chairman of each committee of the Board, in each case for so long as P-180 continues to beneficially own at least thirty percent (30%) of the Company’s outstanding common stock.

The foregoing description of the Company’s Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference. A copy of the Second Amended and Restated Bylaws marked to show all changes resulting from the amendment and restatement is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 22, 2025, the Company issued a press release regarding the foregoing transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information in this Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act except as otherwise expressly stated in such filing.

The information in this Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identifiable by use of the words “may,” “believe,” “expect,” “intend,” “plan to,” “estimate,” “project” or similar expressions, and include but are not limited to: our ability to successfully manage the transition of VNCE majority ownership to P180 and to execute on the Company’s strategies under P180’s control; our ability to execute and realize the enhanced profitability expectations of our planned transformation program; our ability to maintain the license agreement with ABG Vince, a subsidiary of Authentic Brands Group; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; general economic conditions; further impairment of our goodwill; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; and other tax matters. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties. Though we believe that expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectation will prove to be correct. Actual results may differ materially from the forward-looking statements as a result of various factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including those set forth under “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in our Form 10-K for the year ended February 3, 2024 and, if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Item 8.01 Other Events.

In accordance with Financial Accounting Standards Board ASC Topic 350 Intangibles-Goodwill and Other ("ASC 350"), goodwill is tested for impairment at least annually and in interim period if a triggering event occurs. The P-180 Transaction constitutes a triggering event under ASC 350. As a result, management is currently in the process of conducting the required analyses relating to goodwill impairment. While no conclusions have been reached, there can be no assurance that the Company will not be required to record a non-cash charge for impairment of goodwill in its financial statements as a result of the P-180 Transaction, which could negatively impact the Company’s results of operations for the period in which any such impairment charge is required.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Vince Holding Corp.
3.2	Marked Second Amended and Restated Bylaws of Vince Holding Corp.
10.1	First Amendment, dated January 22, 2025, to the ABL Credit Agreement
10.2	Fifth Amendment, dated January 22, 2025, to the Sun Credit Agreement
10.3	Debt Forgiveness and Expense Reimbursement Letter, dated January 22, 2025, by and among the Company, P-180 and P-180, Inc.
99.1	Press Release of Company, dated January 22, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date:	January 22, 2025	By:	/s/ David Stefko
David Stefko, Interim Chief Executive Officer